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                                                                  EXHIBIT 23.1




                         [BDO SEIDMAN, LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ridgeview, Inc.
Newton, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 24, 1997, except for Note 6 which is as of March 13, 1997, relating to the consolidated financial statements and schedules of Ridgeview, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


Greensboro, North Carolina                              /s/ BDO Seidman, LLP
June 9, 1997                                            BDO Seidman, LLP